Exhibit 99.1

pressrelease

Contacts:
Media Relations	Investor Relations
Mike Jacobsen	Christopher Bast
+1 330 490-3796	+1 330 490-6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE:
May 5, 2009
DIEBOLD REPORTS FIRST QUARTER RESULTS
Earnings overview presentation available at www.diebold.com/investors
•	Total financial self-service revenue grew, despite difficult market conditions

•	Diebold reached an agreement in principle with staff of SEC

•	Company lowers full-year EPS guidance
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported first quarter 2009 income from continuing operations attributable to Diebold of $4.4 million, or $.06 per share, down 70% and 73%, respectively, from the first quarter 2008. First quarter 2009 revenue was $663.2 million, down 4% from the first quarter 2008.
As disclosed May 4, 2009, Diebold reached an agreement in principle with the staff of the Securities and Exchange Commission (SEC) to settle civil charges stemming from the staff’s pending enforcement inquiry. The agreement in principle with the staff of the SEC remains subject to the final approval of the SEC, and there can be no assurance that the SEC will accept the terms of the settlement negotiated with the staff. In connection with reaching this agreement, the company recorded a charge of $25.0 million in the first quarter of 2009.
In addition, first quarter operating expenses benefited from a $10 million expense recovery accrual from one of the company’s director and officer (D&O) insurance carriers related to legal and other expenses incurred as part of the government investigations, which was received April 17, 2009. The company continues to pursue reimbursement of the remaining incurred legal and other expenditures with its other D&O insurance carriers.
Non-GAAP earnings per share from continuing operations, net of tax attributable to Diebold* in the first quarter 2009 were $.39, down 7% from first quarter 2008.
Business Review
Management commentary
“I am pleased with our first quarter operating results, which exceeded our internal expectations driven primarily by stronger than expected performance within our Asia Pacific (AP) operations. We continue to experience solid market demand in AP, Latin America, including Brazil, and within the national bank segment in the United States,” said Thomas W. Swidarski, president and chief executive officer. “In addition we continue to focus on services as a key component in our long term growth strategy. Despite a challenging environment, our service revenue and profitability improved quarter over quarter. We expect the improvement in service profitability will gain additional momentum as the year progresses.
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*	See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
“In the first quarter, the global economy continued to experience unprecedented challenges and, unfortunately, Diebold was not immune to these challenges,” Swidarski continued. “As the quarter progressed, the earlier weakness in orders that we had experienced in Eastern Europe, Russia and the regional bank segment of the United States became more precipitous. This market weakness, which occurred in some of our most profitable business sectors, has forced us to reduce our revenue and earnings expectations for the full year 2009. Given these developments, we have taken steps to accelerate our existing cost-reduction initiatives as well as implement additional, near-term cost-saving actions. These additional actions include implementing further headcount reductions through hiring restrictions, attrition and job eliminations — representing an overall reduction of approximately 300 full-time positions. We have also made further cuts in travel and other administrative and operating expenses.”
First Quarter Orders (constant currency)
Total product and services orders for financial self-service and security were down in the mid single-digit range compared to the prior-year period. Global financial self-service orders decreased in the mid single-digit range, driven by a decrease in excess of 40% in EMEA. Financial self-service orders in AP increased in excess of 30%, while orders increased in the mid single-digit range in the Americas. Security orders decreased in the mid-teens as new bank branch construction and retail store openings remain weak in the United States.
Profit/Loss
Revenue
Total revenue for the first quarter 2009 was down 4%, including a net negative currency impact of 6%.
Gross Margin
Total gross margin for the first quarter 2009 was 22.9%, a decline of 2.0 percentage points from the first quarter of 2008. Total gross margin included restructuring charges of $3.1 million in the first quarter of 2009 and $2.2 million in the first quarter of 2008. The decrease in gross margin was due primarily to a higher percentage of revenue coming from lower margin business segments and regions, as well as lower overall revenue levels.
Operating Expense
Total operating expense as a percentage of revenue for the first quarter 2009 was 17.2%, a decrease of 4.6 percentage points from the first quarter of 2008. Operating expenses were lower due to ongoing cost-reduction efforts. In addition, operating expenses in the first quarter 2009 included restructuring charges of $1.3 million and non-routine expenses of $1.3 million, offset by the $10.0 million expense recovery accrual associated with reimbursement from one of our D&O insurance carriers.
Operating expenses in the first quarter of 2008 included $1.5 million in restructuring charges and $8.7 million in non-routine expenses. The company also incurred an impairment charge in the first quarter 2008 of $4.4 million, or $.05 per share, related to the write down of intangible assets from the 2004 acquisition of TFE Technology Holdings, a maintenance provider of network and hardware service solutions to federal and state government agencies and commercial firms.
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*	See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
Operating profit
Operating profit was 5.8% of net sales in the first quarter 2009, an increase of 2.6 percentage points from the first quarter 2008. Included in operating profit in both periods were restructuring charges and non-routine income/expenses. The first quarter 2008 also included an impairment charge. Excluding these items from both periods, non-GAAP operating profit margin* would have been 5.1% in the first quarter 2009, and 5.6% in the first quarter 2008.
Income from Continuing Operations, net of tax (attributable to Diebold)

Income from continuing operations, net of tax was $4.4 million, or 0.7% of revenue in the first quarter 2009, a decrease of 70%, or 1.4 percentage points from the first quarter 2008. First quarter 2009 income from continuing operations, net of tax includes the $25 million reserve related to the agreement in principle with the staff of the SEC, as well as after-tax restructuring charges of $3.2 million. First quarter 2008 income from continuing operations, net of tax included $2.9 million in after-tax restructuring charges.
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $283.4 million at March 31, 2009, an increase of $29.2 million from December 31, 2008 and a reduction of $63.5 million from March 31, 2008. The company’s net debt to capital ratio was 24% at March 31, 2009, 21% at December 31, 2008, and 23% at March 31, 2008.
Net cash provided by operating activities was $19.5 million at March 31, 2009, an increase of $1.0 million from March 31, 2008.
In the first quarter 2009, free cash flow* was $7.0 million, a decrease of $0.4 million from the first quarter 2008.
Restructuring charges and discontinued operations
The company incurred restructuring charges of $.05 per share in the first quarter of 2009. The majority of these charges were related to the sale of the company’s direct operation in Argentina in January 2009 and severance costs from the previously announced reduction in the company’s global workforce during 2008.
As previously disclosed, the company closed its EMEA-based enterprise security operations during the fourth quarter 2008. As a result, the company recorded a first quarter 2009 loss from discontinued operations of $2.7 million, net of tax. This compares to a loss from discontinued operations of $0.6 million, net of tax, in the first quarter 2008.
Non-routine expenses/income
The company incurred first quarter 2009 non-routine expenses/income totaling $16.3 million, or $.28 per share, compared to $8.7 million, or $.10 per share, in the first quarter of 2008. The non-routine expenses in the first quarter 2009 included the $25 million charge related to the agreement in principle with the staff of the SEC, as well as $1.3 million in legal and other consultation fees related to the government investigations.
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*	See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
These non-routine expenses were partially offset by the expense recovery accrual from one of the company’s D&O insurance carriers of $10 million for legal, audit and consultation fees previously incurred in the government investigations. In the first quarter 2008, the non-routine expenses primarily consisted of legal, audit and consultation fees related to the previously announced internal review of other accounting items, restatement of financial statements and the ongoing government investigations, as well as other advisory fees.
Adoption of New Accounting Standard — “Non-controlling Interests in Consolidated Financial Statements”
In the first quarter of 2009, Diebold adopted Statement of Financial Accounting Standards (SFAS) No. 160, “Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”. This Standard clarifies accounting and reporting for non-controlling interests, sometimes called a minority interest, which is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent company. As a result of the adoption of this Standard, the Consolidated Statements of Income, Balance Sheets and Cash Flows were reclassified to report separately non-controlling interests. The adoption of this Standard did not have a material effect on Diebold’s consolidated results of operations, financial position and cash flows.
Full-year 2009 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations.
Expectations for the full year 2009 include:
•	Revenue

	Previous Guidance	Current Guidance
Total revenue	-10% to -2%	-13% to -6%
Financial self-service	-7% to -1%	-8% to -2%
Security	-8% to +3%	-14% to -3%
Election systems	$70 million to $80 million	$40 million to $50 million
Brazilian lottery	$5 million to $10 million	$5 million to $10 million
•	Earnings per share

	Previous Guidance	Current Guidance
2009 EPS (GAAP)	$2.07 - $2.36	$1.33 - $1.60
Restructuring charges	.01 - .01	.07 - .08
Non-routine expenses	.02 - .03	.41 - .43
Non-routine income	—	(.11) - (.11)
2009 EPS non-GAAP	$2.10 - $2.40	$1.70 - $2.00
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Leslie A. Pierce will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at www.diebold.com/investors. The replay can also be accessed on the site for up to three months after the call.
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*	See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
Revenue Summary by Product, Service and Geographic Area
(In Thousands — Quarter Ended March 31)

	Q1 2009	Q1 2008	% Change
Financial Self-Service
Products	$239,962	$229,126	5%
Services	258,840	264,353	-2%

Total Fin. self-service	498,802	493,479	1%

Security solutions
Products	58,450	70,363	-17%
Services	99,172	110,081	-10%

Total Security	157,622	180,444	-13%

Total Fin. self-service & security	656,424	673,923	-3%

Election systems
Products	2,294	5,700	-60%
Services	3,605	8,994	-60%

Total Election systems	5,899	14,694	-60%

Brazilian lottery systems	827	3,291	-75%

Total Revenue	$663,150	$691,908	-4%

Revenue Summary by Geographic Segment

	Q1 2009	Q1 2008	% Change
The Americas	$493,248	$495,349	0%
Asia Pacific	98,937	108,200	-9%
Europe, Middle East, Africa	70,965	88,359	-20%

Total Revenue	$663,150	$691,908	-4%

Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP to non-GAAP EPS from continuing operations attributable to Diebold measures:

	Q1 2009	Q1 2008
Total EPS from cont ops attributable to Diebold (GAAP measure)	$0.06	$0.22
Restructuring charges	0.05	0.05
Non-routine expenses	0.39	0.10
Non-routine income	(0.11)	0.00
Impairment	0.00	0.05
Total EPS from cont ops attributable to Diebold (non-GAAP measure)	$0.39	$0.42
The company’s management believes excluding restructuring charges, non-routine expenses and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes EPS (non-GAAP) from continuing operations is an indication of the company’s base-line performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.
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PAGE 6/ DIEBOLD REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
2.	Free cash flow is calculated as follows:

	Q1 2009	Q1 2008
Net cash provided by operating activities (GAAP measure)	$19,537	$18,566

Capital expenditures	(12,544)	(11,168)
Free cash flow (non-GAAP measure)	$6,993	$7,398
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3.	Net (debt) is calculated as follows:

	3/31/2009	12/31/2008	3/31/2008
Cash, cash equivalents and other investments (GAAP measure)	$325,269	$362,823	$265,733
Less Industrial development revenue bonds and other	(11,900)	(11,900)	(11,950)
Less Notes payable	(596,813)	(605,184)	(600,704)
Net (debt) (non-GAAP measure)	$(283,444)	$(254,261)	$(346,921)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet, that net cash against outstanding debt is a meaningful debt calculation.

4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q1 2009	Q1 2008
GAAP Operating Profit	$38,274	$22,036
GAAP Operating Profit %	5.8%	3.2%
Restructuring	4,456	3,690
Non-routine Expenses	1,328	8,716
Non-routine Income	(10,000)	—
Impairment	—	4,376
Non GAAP Operating Margin	$34,058	$38,818
Non GAAP Operating Margin %	5.1%	5.6%
The company’s management believes excluding restructuring charges, non-routine expenses and impairment charges from operating margins is an indication of the company’s baseline performance before gains, losses, or other charges that are considered by management to be outside the company’s core operating results. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity. The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-
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PAGE 7/ DIEBOLD REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS
looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	ability to reach definitive agreements with the SEC and DOJ regarding their respective investigations;

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the effects of the sub-prime mortgage crisis and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company’s product and technology introductions in the marketplace;

•	the amount of cash and non-cash charges in connection with the closure of the company’s Newark, Ohio facility, and the closure of the company’s EMEA-based enterprise security operations;

•	unanticipated litigation, claims or assessments;

•	variations in consumer demand for financial self-service technologies, products and services;

•	challenges raised about reliability and security of the company’s election systems products, including the risk that such products will not be certified for use or will be decertified;

•	changes in laws regarding the company’s election systems products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions;

•	the company’s ability to successfully execute its strategy related to the election systems business; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 17,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com.
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PR/XXXX

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended
	March 31,
	2009	2008
Net Sales
Product	$301,533	$308,479
Service	361,617	383,429

Total	663,150	691,908

Cost of goods
Product	228,324	219,592
Service	282,790	299,754

Total	511,114	519,346

Gross Profit	152,036	172,562

Operating expenses
Selling, general and administrative	97,291	127,009
Research, development and engineering	16,471	19,141
Impairment of assets	—	4,376

Total	113,762	150,526

Operating profit	38,274	22,036
Percent of net sales	5.8%	3.2%
Other expense, net	(29,675)	(231)

Income from continuing operations before taxes	8,599	21,805
Taxes on income	(2,136)	(5,664)

Income from continuing operations	6,463	16,141
Loss from discontinued operations — net of tax	(2,706)	(608)

Net Income	3,757	15,533
Net Income Attributable to Noncontrolling Interest	(2,109)	(1,738)

Net Income Attributable to Diebold, Inc.	$1,648	$13,795

Basic weighted average shares outstanding	66,176	66,018
Diluted weighted average shares outstanding	66,586	66,306

Net income (loss) Per Share Attributable to Diebold, Inc.:
Basic Earnings Per Share:
Income from continuing operations	$0.06	$0.22
Loss from discontinued operations	(0.04)	(0.01)

Net Income Attributable to Diebold, Inc.	$0.02	$0.21

Diluted Earnings Per Share:
Income from continuing operations	$0.06	$0.22
Loss from discontinued operations	(0.04)	(0.01)

Net Income Attributable to Diebold, Inc.	$0.02	$0.21

Amounts Attributable to Diebold, Inc.
Income From Continuing Operations — Net of Tax	$4,354	$14,403
Discontinued Operations — Net of Tax	(2,706)	(608)

Net Income Attributable to Diebold, Inc.	$1,648	$13,795

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN THOUSANDS)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$221,754	$241,436
Short-term investments	103,515	121,387
Trade receivables, net	434,156	447,079
Inventories	539,463	540,971
Other current assets	266,673	263,245

Total current assets	1,565,561	1,614,118

Securities and other investments	70,428	70,914
Property, plant and equipment, net	199,228	203,594
Goodwill	400,942	408,303
Other assets	249,273	241,007

	$2,485,432	$2,537,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$12,610	$10,596
Accounts payable	157,532	195,483
Other current liabilities	561,258	529,318

Total current liabilities	731,400	735,397

Long-term notes payable	584,203	594,588
Long-term liabilities	230,991	243,693
Total shareholders’ equity	938,838	964,258

	$2,485,432	$2,537,936

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED

(IN THOUSANDS)

	Three months ended March 31,
	2009	2008
Cash flow from operating activities:
Net income Attributable to Diebold, Inc.	$1,648	$13,795
Adjustments to reconcile net income to cash provided by operating activities:
Loss from discontinued operations	2,706	608
Depreciation and amortization	18,973	18,331
Impairment of asset	—	4,376

Non-controlling interest, share-based compensation, deferred income taxes, & other	3,719	4,190
Cash provided (used) by changes in certain assets and liabilities:
Trade receivables	4,920	(30,483)
Inventories	(10,489)	(16,061)
Accounts payable	(31,921)	(6,859)
Certain other assets and liabilities	29,981	30,669

Net cash provided by operating activities	19,537	18,566

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	(4,014)	(3,733)
Net investment activity	14,267	(16,768)
Capital expenditures	(12,544)	(11,168)
Increase in certain other assets & other	(7,053)	(6,774)

Net cash used by investing activities	(9,344)	(38,443)

Cash flow from financing activities:
Dividends paid	(17,346)	(16,572)
Net borrowings	(8,019)	(29,074)
Distribution of affiliates’ earnings to non-controlling interest holder & other	(426)	—

Net cash used in financing activities	(25,791)	(45,646)

Effect of exchange rate changes on cash	(4,084)	1,204

Decrease in cash and cash equivalents	(19,682)	(64,319)
Cash and cash equivalents at the beginning of the period	241,436	206,334

Cash and cash equivalents at the end of the period	$221,754	$142,015